Paul H. Berger
                               450 North End Ave.
                               New York, NY 10282

                                                               November 18, 1999

Board of Directors
Outlook Sports Technology, Inc.
New York, NY  10013

Dear Sirs:

Effective immediately I hereby resign as Chief Executive Officer of Outlook Sports Technology, Inc. I am happy to remain as a member of the Board of Directors until the earlier of the expiration of my term, the close of the Company's present financial year or until a suitable new Board member and Chairman can be found.

Very truly yours,

Paul H. Berger